UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

ACTIS GLOBAL VENTURES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-49661	98-0358887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1905 Aston Avenue, Suite 101, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-2498

_______________________________________
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 24, 2006, the Company received cash proceeds of $200,000 pursuant to the terms of a promissory note payable to Sujon Limited to provide financing in the amount of $200,000. Under the terms of the note, the principal balance plus a premium equal to 2,000,000 restricted common shares of ACTIS Global Ventures, Inc. and an interest rate of twelve percent (12%) per annum would be due and payable on or before February 18, 2007. The restricted shares would have piggyback registration rights.

The foregoing description is a summary and is qualified in its entirety by reference to the Promissory Note which is filed as Exhibit 10.32 hereto and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.32	Promissory Noted Dated October 19, 2006 Between the Company and Sujon Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIS GLOBAL VENTURES, INC.

Date: October 26, 2006	By:	/s/ Ray W. Grimm, Jr.
Ray W. Grimm, Jr. Chief Executive Officer